                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ScanSource, Inc.:

  We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

Greenville, South Carolina                KPMG Peat Marwick LLP

February 11, 1997